EXHIBIT F-2
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                                                             TWO PENN PLAZA EAST
                                                        NEWARK, NEW JERSEY 07105
                                                              (973) 491-9500 FAX
                                                                  (973) 491-9692

                                                          ONE WORLD TRADE CENTER
                                                                      SUITE 7967
                                                        NEW YORK, NEW YORK 10048
                                                                  (212) 432-9180

                                                         PLEASE REPLY TO: NEWARK

                                 January 4, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     RE: National Fuel Gas Company
         Form U-1 Declaration (File No. 70-10273)

Ladies and Gentlemen:

     This opinion relates to the Declaration, filed with the Securities and Exchange Commission (the "Commission") on December 15, 2004, as amended (as amended, the "Declaration"), by National Fuel Gas Company ("National"), under the Public Utility Holding Company Act of 1935, as amended.

     This Declaration seeks authorization for the following transactions (the "Proposed Transactions"):

     (A) The amendment of Article EIGHTH of National's Restated Certificate of Incorporation, as amended ("Certificate"), to conform the shareholder voting requirements thereof to applicable New Jersey law, as more particularly described in the Declaration (the "Proposed Amendment"); and

     (B) The solicitation of proxies from the shareholders of National with respect to the Proposed Amendment, for use at the annual meeting of National shareholders scheduled for February 17, 2005, and at any adjournment or adjournments thereof.

     Based upon the foregoing and subject to the qualifications and assumptions hereinafter specified, we are of the opinion that:

     1. National is a corporation duly incorporated and validly existing under the laws of the State of New Jersey.

     2. If (I) the Proposed Transactions are consummated as contemplated by the Declaration and in accordance with the terms of the order or orders of the Securities and Exchange Commission with respect thereto, (II) the Board of Directors of National approves and authorizes the consummation of Proposed Transactions, (III) with respect to the Proposed Amendment, (A) the shareholders of National duly adopt the Proposed Amendment and (b) a certificate of amendment is filed with the Treasurer of the State of New Jersey with respect thereto, and
(IV) no act or event other than as described herein shall have occurred subsequent to the date hereof which would change the opinions expressed herein:

          (A) All laws of the State of New Jersey applicable to the Proposed Transactions will have been complied with;


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Securities & Exchange Commission
January 4, 2005
Page 2


          (B) The Certificate will have been legally and validly amended, and the holders of National's capital stock will be entitled to the rights and privileges appertaining thereto, as set forth in the Certificate as so amended; and

          (C) The consummation of the Proposed Transactions will not violate the legal rights of the holders of any securities issued by National.

     A copy of this opinion is being delivered to James P. Baetzhold, Esq., counsel for National, who, in rendering his opinion of even date herewith to the Securities and Exchange Commission, is hereby authorized to rely upon the opinions expressed herein to the same extent as if this opinion had also been addressed directly to him.

     We hereby consent to the use of this opinion as an exhibit to the Declaration.

                                           Very truly yours,


                                           STRYKER, TAMS & DILL LLP

cc:  James P. Baetzhold, Esq.